PRICING SUPPLEMENT
Filed Pursuant to Rule 424(b)(2)
Registration Statement No. 333-227001
Dated April 28, 2021
Royal Bank of Canada Capped Trigger GEARS
$5,792,920 Securities Linked to the MSCI Emerging Markets Index due on April 30, 2024
Investment Description
Capped Trigger GEARS are unconditional, unsecured and unsubordinated debt securities issued by Royal Bank of Canada with returns linked to the performance of the MSCI Emerging Markets Index (the “Underlying”) (each, a “Security” and collectively, the “Securities”). If the Underlying Return is positive, we will repay the principal amount at maturity plus pay a return equal to 2.0 (the “Upside Gearing”) times the Underlying Return, up to the Maximum Gain. If the Underlying Return is zero or negative, but the Final Underlying Level is greater than or equal to the Downside Threshold, we will pay you the principal amount at maturity. If the Final Underlying Level is less than the Downside Threshold, we will pay less than the full principal amount at maturity if anything, resulting in a loss on your initial investment that is proportionate to the negative performance of the Underlying over the term of the Securities, and you may lose up to 100% of your initial investment. Investing in the Securities involves significant risks. The Securities do not pay dividends or interest. You may lose some or all of your principal amount. The contingent repayment of principal applies only if you hold the Securities to maturity. Any payment on the Securities, including any repayment of principal, is subject to our creditworthiness. If we were to default on our payment obligations, you may not receive any amounts owed to you under the Securities and you could lose your entire investment. The Securities will not be listed on any securities exchange. The Securities are not subject to conversion into our common shares under subsection 39.2(2.3) of the Canada Deposit Insurance Corporation Act.
Features	Key Dates
❑
Enhanced Growth Potential Up to the Maximum Gain — At maturity, if the Underlying Return is positive, we will pay you the principal amount plus a return equal to the Upside Gearing times the Underlying Return up to the Maximum Gain. If the Underlying Return is negative, investors may be exposed to the negative Underlying Return at maturity.

❑
Contingent Repayment of Principal — If the Underlying Return is negative, but the Final Underlying Level is not below the Downside Threshold, we will repay your principal amount. However, if the Final Underlying Level is less than the Downside Threshold, investors will be exposed to the full downside performance of the Underlying and we will pay less than the principal amount, resulting in a loss of principal amount that is proportionate to the percentage decline in the Underlying.  Accordingly, you may lose some or all of the principal amount of the Securities. The contingent repayment of principal applies only at maturity.  Any payment on the Securities, including any repayment of principal, is subject to our creditworthiness.

Trade Date	April 28, 2021
Settlement Date	April 30, 2021
Final Valuation Date[1]	April 26, 2024
Maturity Date[1]	April 30, 2024
[1]	Subject to postponement if a market disruption event occurs, as described under “General Terms of the Securities — Payment at Maturity” in the accompanying product prospectus supplement UBS-IND-1.
NOTICE TO INVESTORS: THE SECURITIES ARE SIGNIFICANTLY RISKIER THAN CONVENTIONAL DEBT INSTRUMENTS. WE ARE NOT NECESSARILY OBLIGATED TO REPAY THE FULL PRINCIPAL AMOUNT AT MATURITY, AND THE SECURITIES CAN HAVE THE FULL DOWNSIDE MARKET RISK OF THE UNDERLYING. THIS MARKET RISK IS IN ADDITION TO THE CREDIT RISK INHERENT IN PURCHASING OUR DEBT OBLIGATION. YOU SHOULD NOT PURCHASE THE SECURITIES IF YOU DO NOT UNDERSTAND OR ARE NOT COMFORTABLE WITH THE SIGNIFICANT RISKS INVOLVED IN INVESTING IN THE SECURITIES.
YOU SHOULD CAREFULLY CONSIDER THE RISKS DESCRIBED UNDER “KEY RISKS” BEGINNING ON PAGE 5 OF THIS PRICING SUPPLEMENT AND UNDER ‘‘RISK FACTORS’’ BEGINNING ON PAGE PS-4 OF THE ACCOMPANYING PRODUCT PROSPECTUS SUPPLEMENT UBS-IND-1 BEFORE PURCHASING ANY SECURITIES. EVENTS RELATING TO ANY OF THOSE RISKS, OR OTHER RISKS AND UNCERTAINTIES, COULD ADVERSELY AFFECT THE MARKET VALUE OF, AND THE RETURN ON, YOUR SECURITIES. YOU COULD LOSE SOME OR ALL OF THE PRINCIPAL AMOUNT OF THE SECURITIES.

Security Offering
We are offering Capped Trigger GEARS Linked to the MSCI Emerging Markets Index.  The return on the principal amount is subject to, and will not exceed, the predetermined Maximum Gain.  The Securities are offered at a minimum investment of 100 Securities at the Price to Public described below.
Underlying	Upside Gearing	Maximum Gain	Initial Underlying Level	Downside Threshold	CUSIP	ISIN
MSCI Emerging Markets Index (the “MXEF”)	2.0	29.50%	1,364.96	1,023.72, which is 75% of the Initial Underlying Level	78014M838	US78014M8385

See “Additional Information About Royal Bank of Canada and the Securities” in this pricing supplement. The Securities will have the terms specified in the prospectus dated September 7, 2018, the prospectus supplement dated September 7, 2018, product prospectus supplement UBS-IND-1 dated September 7, 2018 and this pricing supplement.
Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of the Securities or passed upon the accuracy or the adequacy of this pricing supplement or the accompanying prospectus, prospectus supplement and product prospectus supplement UBS-IND-1. Any representation to the contrary is a criminal offense.
	Price to Public		Fees and Commissions (1)		Proceeds to Us
Offering of Securities	Total	Per Security	Total	Per Security	Total	Per Security
Securities Linked to the MSCI Emerging Markets Index (the “MXEF”)	$5,792,920	$10.00	$144,823	$0.25	$5,648,097	$9.75
(1) UBS Financial Services Inc., which we refer to as UBS, will receive a commission that will depend on market conditions on the Trade Date. In no event will that commission exceed $0.25 per $10.00 in principal amount of the Securities. See “Supplemental Plan of Distribution (Conflicts of Interest)” below.
The initial estimated value of the Securities as of the Trade Date is $9.5917 per $10.00 in principal amount, which is less than the price to public. The actual value of the Securities at any time will reflect many factors, cannot be predicted with accuracy, and may be less than this amount. We describe our determination of the initial estimated value under “Key Risks,” beginning on page 5, “Supplemental Plan of Distribution (Conflicts of Interest)” and “Structuring the Securities” below.
The Securities will not constitute deposits insured under the Canada Deposit Insurance Corporation Act or by the United States Federal Deposit Insurance Corporation or any other Canadian or United States government agency or instrumentality.

UBS Financial Services Inc.	RBC Capital Markets, LLC

Additional Information About Royal Bank of Canada and the Securities
You should read this pricing supplement together with the prospectus dated September 7, 2018, as supplemented by the prospectus supplement dated September 7, 2018, relating to our senior global medium-term notes, Series H, of which these Securities are a part, and the more detailed information contained in product prospectus supplement UBS-IND-1 dated September 7, 2018. This pricing supplement, together with the documents listed below, contains the terms of the Securities and supersedes all other prior or contemporaneous oral statements as well as any other written materials including preliminary or indicative pricing terms, correspondence, trade ideas, structures for implementation, sample structures, fact sheets, brochures or other educational materials of ours. You should carefully consider, among other things, the matters set forth in “Risk Factors” in the accompanying product prospectus supplement UBS-IND-1, as the Securities involve risks not associated with conventional debt securities.
If the terms discussed in this pricing supplement differ from those discussed in the product prospectus supplement, the prospectus supplement or the prospectus, the terms discussed herein will control.
You may access these on the SEC website at www.sec.gov as follows (or if such address has changed, by reviewing our filing for the relevant date on the SEC website):
♦	Product prospectus supplement UBS-IND-1 dated September 7, 2018:
https://www.sec.gov/Archives/edgar/data/1000275/000114036118038046/form424b5.htm
♦	Prospectus supplement dated September 7, 2018:
https://www.sec.gov/Archives/edgar/data/1000275/000121465918005975/f97180424b3.htm
♦	Prospectus dated September 7, 2018:
https://www.sec.gov/Archives/edgar/data/1000275/000121465918005973/l96181424b3.htm
As used in this pricing supplement, “we,” “us” or “our” refers to Royal Bank of Canada.

Investor Suitability
The Securities may be suitable for you if, among other considerations:
♦	You fully understand the risks inherent in an investment in the Securities, including the risk of loss of your entire initial investment.
♦
You can tolerate the loss of all or a substantial portion of the principal amount of the Securities and are willing to make an investment that may have the full downside market risk as a hypothetical investment in the Underlying.

♦	You believe that the level of the Underlying will appreciate over the term of the Securities and that the appreciation is unlikely to exceed the Maximum Gain.
♦
You understand and accept that your potential return is limited by the Maximum Gain and you are willing to invest in the Securities based on the Maximum Gain indicated on the cover page of this pricing supplement.

♦	You can tolerate fluctuations in the price of the Securities prior to maturity that may be similar to or exceed the downside fluctuations in the level of the Underlying.
♦	You do not seek current income from your investment and are willing to forgo dividends paid on the securities represented by the Underlying.
♦	You are willing to hold the Securities to maturity and accept that there may be little or no secondary market for the Securities.
♦
You are willing to assume our credit risk for all payments under the Securities, and understand that if we default on our obligations, you may not receive any amounts due to you, including any repayment of principal.

♦	You fully understand and accept the risks associated with the Underlying.
The Securities may not be suitable for you if, among other considerations:
♦	You do not fully understand the risks inherent in an investment in the Securities, including the risk of loss of your entire initial investment.
♦
You cannot tolerate the loss of all or a substantial portion of the principal amount of the Securities, and you are not willing to make an investment that may have the full downside market risk as a hypothetical investment in the Underlying.

♦
You believe that the level of the Underlying will decline over the term of the Securities, or you believe the level of the Underlying will appreciate over the term of the Securities by a percentage that exceeds the Maximum Gain.

♦	You seek an investment that has unlimited return potential without a cap on appreciation.
♦	You are unwilling to invest in the Securities based on the Maximum Gain indicated on the cover page of this pricing supplement.
♦	You cannot tolerate fluctuations in the price of the Securities prior to maturity that may be similar to or exceed the downside fluctuations in the level of the Underlying.
♦	You seek current income from this investment or prefer to receive the dividends paid on the securities represented by the Underlying.
♦	You are unable or unwilling to hold the Securities to maturity or you seek an investment for which there will be an active secondary market.
♦	You are not willing to assume our credit risk for all payments under the Securities, including any repayment of principal.
♦	You do not fully understand and accept the risks associated with the Underlying.

The suitability considerations identified above are not exhaustive. Whether or not the Securities are a suitable investment for you will depend on your individual circumstances, and you should reach an investment decision only after you and your investment, legal, tax, accounting, and other advisers have carefully considered the suitability of an investment in the Securities in light of your particular circumstances. You should also review carefully the “Key Risks” in this pricing supplement and “Risk Factors” in the accompanying product prospectus supplement UBS-IND-1 for risks related to an investment in the Securities. In addition, you should review carefully the section below, “Information About the Underlying,” for more information about the Underlying.

Final Terms of the Securities[1]
Issuer:	Royal Bank of Canada
Issue Price:	$10 per Security (subject to a minimum purchase of 100 Securities).
Principal Amount:	$10 per Security.
Term:	Approximately 3 years
Underlying:	MSCI Emerging Markets Index
Upside Gearing:	2.0
Maximum Gain:	The Maximum Gain is 29.50%.
Payment at Maturity (per $10.00 Security):
If the Underlying Return is positive, we will pay you:
$10 + ($10 x the lesser of (i) Upside Gearing x Underlying Return and (ii) Maximum Gain)
If the Underlying Return is zero or negative and the Final Underlying Level is greater than or equal to the Downside Threshold, we will pay you:
$10
If the Final Underlying Level is less than the Downside Threshold, we will pay you:
$10 + ($10 x the Underlying Return)
In this scenario, you will lose some or all of the principal amount of the Securities in an amount proportionate to the negative Underlying Return.

Underlying Return:	Final Underlying Level – Initial Underlying Level Initial Underlying Level
Initial Underlying Level:	The closing level of the Underlying on the Trade Date, as set forth on the cover page of this pricing supplement.
Final Underlying Level:	The closing level of the Underlying on the Final Valuation Date.
Downside Threshold:	75% of the Initial Underlying Level, as set forth on the cover page of this pricing supplement.
Investment Timeline

Trade Date:	The Maximum Gain was set. The Initial Underlying Level and Downside Threshold were determined.

Maturity Date:
The Final Underlying Level and Underlying Return are determined.

If the Underlying Return is positive, we will pay you a cash payment per $10.00 Security that provides you with your principal amount plus a return equal to the Underlying Return multiplied by the Upside Gearing, subject to the Maximum Gain. Your payment at maturity per $10.00 Security will be equal to:

$10 + ($10 x the lesser of (i) Upside Gearing x the Underlying Return and (ii) the Maximum Gain)

If the Underlying Return is zero or negative and the Final Underlying Level is greater than or equal to the Downside Threshold, we will pay you a cash payment of $10.00 per $10.00 Security.

If the Final Underlying Level is less than the Downside Threshold, we will pay you a cash payment that is less than the principal amount of $10.00 per Security, resulting in a loss of principal that is proportionate to the percentage decline in the Underlying, and equal to:

$10.00 + ($10.00 x Underlying Return)

In this scenario, you will lose some or all of the principal amount of the Securities, in an amount proportionate to the negative Underlying Return.

INVESTING IN THE SECURITIES INVOLVES SIGNIFICANT RISKS. YOU MAY LOSE SOME OR ALL OF YOUR PRINCIPAL AMOUNT. ANY PAYMENT ON THE SECURITIES, INCLUDING ANY REPAYMENT OF PRINCIPAL, IS SUBJECT TO OUR CREDITWORTHINESS. IF WE WERE TO DEFAULT ON OUR PAYMENT OBLIGATIONS, YOU MAY NOT RECEIVE ANY AMOUNTS OWED TO YOU UNDER THE SECURITIES AND YOU COULD LOSE YOUR ENTIRE INVESTMENT.

[1]	Terms used in this pricing supplement, but not defined herein, shall have the meanings ascribed to them in the product prospectus supplement.

Key Risks
An investment in the Securities involves significant risks. Investing in the Securities is not equivalent to investing directly in any of the component securities of the Underlying. These risks are explained in more detail in the “Risk Factors” section of the accompanying product prospectus supplement UBS-IND-1. We also urge you to consult your investment, legal, tax, accounting and other advisors before investing in the Securities.
Risks Relating to the Terms and Structure of the Securities
♦
Your Investment in the Securities May Result in a Loss of Principal — The Securities differ from ordinary debt securities in that we are not necessarily obligated to repay the full principal amount of the Securities at maturity. The return on the Securities at maturity is linked to the performance of the Underlying and will depend on whether, and the extent to which, the Underlying Return is positive or negative. If the Final Underlying Level is less than the Downside Threshold, you will be fully exposed to any negative Underlying Return and we will pay you less than your principal amount at maturity, resulting in a loss of principal of your Securities that is proportionate to the percentage decline in the Underlying. Accordingly, you could lose the entire principal amount of the Securities.

♦
The Contingent Repayment of Principal Applies Only if You Hold the Securities to Maturity — You should be willing to hold your Securities to maturity. If you are able to sell your Securities prior to maturity in the secondary market, you may have to sell them at a loss even if the level of the Underlying is above the Downside Threshold at the time of sale.

♦
The Upside Gearing Applies Only if You Hold the Securities to Maturity — The application of the Upside Gearing only applies at maturity. If you are able to sell your Securities prior to maturity in the secondary market, the price you receive will likely not reflect the full effect of the Upside Gearing and the return you realize may be less than the Upside Gearing times the return of the Underlying at the time of sale, even if that return is positive and does not exceed the Maximum Gain.

♦
The Appreciation Potential of the Securities Is Limited by the Maximum Gain — If the Underlying Return is positive, we will pay you $10 per Security at maturity plus an additional return that will not exceed the Maximum Gain, regardless of the appreciation in the Underlying, which may be significant. Therefore, you will not benefit from any appreciation of the Underlying in excess of an amount that, when multiplied by the Upside Gearing, exceeds the Maximum Gain and your return on the Securities may be less than your return would be on a hypothetical direct investment in the component stocks of the Underlying.

♦	The Securities Do Not Pay Interest — We will not pay any interest with respect to the Securities. You will not receive any payments on the Securities prior to maturity.
♦
An Investment in the Securities Is Subject to Our Credit Risk — The Securities are our unsubordinated, unsecured debt obligations, and are not, either directly or indirectly, an obligation of any third party. Any payment to be made on the Securities, including any repayment of principal at maturity, depends on our ability to satisfy our obligations as they come due. As a result, our actual and perceived creditworthiness may affect the market value of the Securities and, if we were to default on our obligations, you may not receive any amounts owed to you under the terms of the Securities and you could lose your entire initial investment.

♦
The Securities Will Be Subject to Risks, Including Non-Payment in Full, Under Canadian Bank Resolution Powers — Under Canadian bank resolution powers, the Canada Deposit Insurance Corporation (“CDIC”) may, in circumstances where we have ceased, or are about to cease, to be viable, assume temporary control or ownership over us and may be granted broad powers by one or more orders of the Governor in Council (Canada), including the power to sell or dispose of all or a part of our assets, and the power to carry out or cause us to carry out a transaction or a series of transactions the purpose of which is to restructure our business. See “Description of Debt Securities — Canadian Bank Resolution Powers” in the accompanying prospectus for a description of the Canadian bank resolution powers, including the bail-in regime. If the CDIC were to take action under the Canadian bank resolution powers with respect to us, holders of the Securities could be exposed to losses.

♦
Your Return on the Securities May Be Lower than the Return on a Conventional Debt Security of Comparable Maturity — The return that you will receive on the Securities, which could be negative, may be less than the return you could earn on other investments. Even if your return is positive, your return may be less than the return you could earn if you bought a conventional senior interest bearing debt security of ours with the same maturity date or if you were able to invest directly in the Underlying or the securities included in the Underlying. Your investment may not reflect the full opportunity cost to you when you take into account factors that affect the time value of money.

♦
Holders of the Securities Will Not Receive any Dividend Payments or Have any Voting Rights — Investing in the Securities is not equivalent to investing directly in any of the component securities of the Underlying. As a holder of the Securities, you will not have voting rights or rights to receive cash dividends or other distributions or other rights that holders of the equity securities represented by the Underlying would have. The Underlying is a price return index, and the Underlying Return excludes any cash dividend payments paid on its component stocks.

♦
The Tax Treatment of the Securities Is Uncertain — Significant aspects of the tax treatment of an investment in the Securities are uncertain. You should consult your tax adviser about your tax situation.

Risks Relating to the Initial Estimated Value of the Securities
♦
The Initial Estimated Value of the Securities Is Less than the Price to the Public — The initial estimated value that is set forth on the cover page of this pricing supplement, which is less than the public offering price you pay for the Securities, does not represent a minimum price at which we, RBCCM or any of our other affiliates would be willing to purchase the Securities in any secondary market (if any exists) at any time. If you attempt to sell the Securities prior to maturity, their market value may be lower than the price you paid for them and the initial estimated value. This is due to, among other things, changes in the level of the Underlying, the borrowing rate we pay to issue securities of this kind, and the inclusion in the price to the public of the underwriting discount and our estimated profit and the costs relating to our hedging of the Securities. These factors, together with various credit, market and economic factors over the term of the Securities, are expected to reduce the price at which you may be able to sell the Securities in any secondary market and will affect the value of the Securities in complex and unpredictable ways. Assuming no change in market conditions or any other relevant factors, the price, if any, at which you may be able to sell your Securities prior to maturity may be less than the price to public, as any such sale price would not be expected to include the underwriting discount or our estimated profit and the costs relating to our hedging of the Securities. In addition, any price at which you may sell the Securities is likely to reflect customary bid-ask spreads for similar trades. In addition to bid-ask spreads, the value of the Securities determined for any secondary market price is expected to be based on a secondary market rate rather than the internal borrowing rate used to price the Securities and determine the initial estimated value. As a result, the secondary price will be less than if the internal borrowing rate was used. The Securities are not designed to be short-term trading instruments. Accordingly, you should be able and willing to hold your Securities to maturity.

♦
Our Initial Estimated Value of the Securities Is an Estimate Only, Calculated as of the Time the Terms of the Securities Were Set — The initial estimated value of the Securities is based on the value of our obligation to make the payments on the Securities, together with the mid-market value of the derivative embedded in the terms of the Securities. See “Structuring the Securities” below. Our estimate is based on a variety of assumptions, including our credit spreads, expectations as to dividends, interest rates and volatility, and the expected term of the Securities. These assumptions are based on certain forecasts about future events, which may prove to be incorrect. Other entities may value the Securities or similar securities at a price that is significantly different than we do.

The value of the Securities at any time after the Trade Date will vary based on many factors, including changes in market conditions, and cannot be predicted with accuracy. As a result, the actual value you would receive if you sold the Securities in any secondary market, if any, should be expected to differ materially from the initial estimated value of your Securities and the amount that may be paid at maturity.
Risks Relating to the Secondary Market for the Securities
♦
The Securities Are Expected to Have a Limited Trading Market — The Securities will not be listed on any securities exchange. RBC Capital Markets, LLC (“RBCCM”) intends to offer to purchase the Securities in the secondary market, but is not required to do so. Even if there is a secondary market, it may not provide enough liquidity to allow you to trade or sell the Securities easily. Because other dealers are not likely to make a secondary market for the Securities, the price at which you may be able to trade your Securities is likely to depend on the price, if any, at which RBCCM is willing to buy the Securities.

♦
The Terms of the Securities Were Influenced at Issuance and Their Market Value Prior to Maturity Will Be Influenced by Many Unpredictable Factors — Many economic and market factors influenced the terms of the Securities at issuance and will affect their value prior to maturity. These factors are similar in some ways to those that could affect the value of a combination of instruments that might be used to replicate the payments on the Securities, including a combination of a bond with one or more options or other derivative instruments. For the market value of the Securities, we expect that, generally, the level of the Underlying on any day will affect the value of the Securities more than any other single factor. However, you should not expect the value of the Securities in the secondary market to vary in proportion to changes in the level of the Underlying. The value of the Securities will be affected by a number of other factors that may either offset or magnify each other, including:

♦	the actual or expected volatility of the Underlying;
♦	the time remaining to maturity of the Securities;
♦	the dividend rates on the equity securities included in the Underlying;
♦	interest and yield rates in the market generally, as well as in each of the markets of the equity securities included in the Underlying;
♦	a variety of economic, financial, political, regulatory or judicial events; and

♦	our creditworthiness, including actual or anticipated downgrades in our credit ratings.
Some or all of these factors influenced the terms of the Securities at issuance and will influence the price you will receive if you choose to sell the Securities prior to maturity. The impact of any of the factors set forth above may enhance or offset some or all of any change resulting from another factor or factors. You may have to sell the Securities at a substantial discount from the principal amount if, for example, the level of the Underlying is at, below or not sufficiently above, the Initial Underlying Level.
Risks Relating to the Underlying
♦
Changes Affecting the Underlying May Adversely Impact the Payment on the Securities — The policies of the index sponsor concerning additions, deletions and substitutions of the stocks included in the Underlying and the manner in which the index sponsor takes account of certain changes affecting those stocks included in the Underlying may adversely affect its level. The policies of the index sponsor with respect to the calculation of the Underlying could also adversely affect its level. The index sponsor may discontinue or suspend calculation or dissemination of the Underlying and has no obligation to consider your interests in the Securities when taking any action regarding the Underlying.  Any such actions could have an adverse effect on the value of the Securities and the amount that may be paid at maturity.

♦
The Probability That the Underlying Will Fall Below the Downside Threshold on the Final Valuation Date Will Depend on the Volatility of the Underlying — “Volatility” refers to the frequency and magnitude of changes in the level of the Underlying. Greater expected volatility with respect to the Underlying reflects a higher expectation as of the Trade Date that the Underlying could close below its Downside Threshold on the Final Valuation Date, resulting in the loss of some or all of your investment. However, an Underlying’s volatility can change significantly over the term of the Securities. The level of the Underlying could fall sharply, which could result in a significant loss of principal.

♦
An Investment in the Securities Is Subject to Risks Relating to Non-U.S. Securities Markets – Because foreign companies or foreign equity securities included in the Underlying are publicly traded in the applicable foreign countries and are denominated in non-U.S. currencies, an investment in the Securities involves particular risks. For example, the non-U.S. securities markets may be more volatile than the U.S. securities markets, and market developments may affect these markets differently from the U.S. or other securities markets. Direct or indirect government intervention to stabilize the securities markets outside the U.S., as well as cross-shareholdings in certain companies, may affect trading prices and trading volumes in those markets. Also, the public availability of information concerning the foreign issuers may vary depending on their home jurisdiction and the reporting requirements imposed by their respective regulators. In addition, the foreign issuers may be subject to accounting, auditing and financial reporting standards and requirements that differ from those applicable to U.S. reporting companies.

♦
An Investment in the Securities Is Subject to Risks Associated with Emerging Markets — Investments in securities linked directly or indirectly to emerging market equity securities, such as the securities included in the MXEF, involve many risks, including, but not limited to: economic, social, political, financial and military conditions in the emerging market; regulation by national, provincial, and local governments; less liquidity and smaller market capitalizations than exist in the case of many large U.S. companies; different accounting and disclosure standards; and political uncertainties. Stock prices of emerging market companies may be more volatile and may be affected by market developments differently than U.S. companies. Government intervention to stabilize securities markets and cross-shareholdings may affect prices and volume of trading of the securities of emerging market companies. Economic, social, political, financial and military factors could, in turn, negatively affect such companies’ value. These factors could include changes in the emerging market government’s economic and fiscal policies, possible imposition of, or changes in, currency exchange laws or other laws or restrictions applicable to the emerging market companies or investments in their securities, and the possibility of fluctuations in the rate of exchange between currencies. Moreover, emerging market economies may differ favorably or unfavorably from the U.S. economy in a variety of ways, including growth of gross national product, rate of inflation, capital reinvestment, resources and self-sufficiency. You should carefully consider the risks related to emerging markets, to which the Securities are susceptible, before making a decision to invest in the Securities.

♦
Securities Linked to the Underlying Are Subject to Foreign Currency Exchange Rate Risk — The payment amount on the Securities will be calculated based on the Underlying, and the prices of the applicable stocks are converted into U.S. dollars for purposes of calculating the level of the Underlying. As a result, investors in the Securities will be exposed to currency exchange rate risk with respect to each of the currencies represented by the Underlying. An investor’s net exposure will depend on the extent to which the currencies represented by the Underlying strengthen or weaken against the U.S. dollar and the relative weight of each relevant currency represented by the Underlying. If, taking into account such weight, the dollar strengthens against such currencies, the level of the Underlying will be adversely affected and the amount payable, if any, at maturity of the Securities may be reduced.

♦
Government Regulatory Action, Including Legislative Acts and Executive Orders, Could Result in Material Changes to the Composition of the Underlying and Could Negatively Affect Your Return on the Securities — Government regulatory action, including legislative acts and executive orders, could cause material changes to the composition of the Underlying, depending on the nature of such government regulatory action and the stocks that are affected. For example, under recent executive orders, U.S. persons are prohibited from engaging in transactions in publicly traded securities of certain companies that are determined to be linked to the People’s Republic of China (the “PRC”) military, intelligence and security apparatus, or securities that are derivative of, or are designed to provide investment exposure to those securities.  If government regulatory action results in the removal of securities from the Underlying that have (or historically have had) significant weight in the Underlying, such removal could have a material and negative effect on the level of the Underlying and, therefore, your return on the Securities.
Risks Relating to Conflicts of Interest
♦
We and Our Affiliates Will Have Potential Conflicts of Interest in Connection with the Securities — We and our affiliates play a variety of roles in connection with the issuance of the Securities, including hedging our obligations under the Securities. In performing these duties, the economic interests of the calculation agent and other affiliates of ours are potentially adverse to your interests as an investor in the Securities.

♦
Our Activities and Those of UBS May Adversely Affect the Value of the Securities — Trading or other transactions by us, UBS and our respective affiliates in the equity securities included in the Underlying or in futures, options, exchange-traded funds or other derivative products on the equity securities included in the Underlying may adversely affect the market value of those equity securities, the level of the Underlying and therefore, the market value of the Securities.

♦
Potentially Inconsistent Research, Opinions or Recommendations by RBCCM, UBS or Their Affiliates — RBCCM, UBS or their affiliates may publish research, express opinions or provide recommendations that are inconsistent with investing in or holding the Securities, and which may be revised at any time. Any such research, opinions or recommendations could affect the level of the Underlying or the equity securities included in the Underlying, and therefore, the market value of the Securities.

Hypothetical Examples and Return Table at Maturity
Hypothetical terms only. Actual terms may vary. See the cover page for actual offering terms.
The following table and hypothetical examples below illustrate the payment at maturity per $10.00 Security for a hypothetical range of Underlying Returns from -100.00% to +100.00% and assume a hypothetical Initial Underlying Level of 1,000, a hypothetical Downside Threshold of 750.00, and the Maximum Gain of 29.50% and reflect the Upside Gearing of 2. The actual Initial Underlying Level and Downside Threshold for the Securities are set forth on the cover page of this pricing supplement. The hypothetical Payment at Maturity examples set forth below are for illustrative purposes only and may not be the actual returns applicable to a purchaser of the Securities. The actual payment at maturity will be determined based on the Final Underlying Level on the Final Valuation Date. You should consider carefully whether the Securities are suitable to your investment goals. The numbers appearing in the table below have been rounded for ease of analysis.
Example 1 - On the Final Valuation Date, the Underlying closes 2% above the Initial Underlying Level. Because the Underlying Return is positive, we will pay you an amount based upon the lesser of the Underlying Return times the Upside Gearing and the Maximum Gain. Since the Underlying Return of 2% times the Upside Gearing is less than the Maximum Gain, the payment at maturity per $10 principal amount Security will be calculated as follows:
$10 + ($10 x 2% x 2) = $10 + $0.40 = $10.40
Example 2 - On the Final Valuation Date, the Underlying closes 30% above the Initial Underlying Level. Because the Underlying Return is positive, we will pay you an amount based upon the lesser of the Underlying Return times the Upside Gearing and the Maximum Gain. Since the Underlying Return of 30% times the Upside Gearing is greater than the Maximum Gain, the payment at maturity will be $12.95 per $10 principal amount Security, calculated as follows:
$10 + ($10 x 29.50%) = $10 + $2.95 = $12.95
Example 3 - On the Final Valuation Date, the Underlying closes 10% below the Initial Underlying Level. Because the Underlying Return is negative, but the Final Underlying Level is greater than the Downside Threshold, we will pay you at maturity the principal amount of $10 principal amount Security.

Example 4 - On the Final Valuation Date, the Underlying closes 40% below the Initial Underlying Level. Because the Underlying Return is negative and the Final Underlying Level is less than the Downside Threshold, we will pay you at maturity a cash payment of $6.00 per $10 principal amount Security (a 40% loss on the principal amount), calculated as follows:
$10 + ($10 x -40%) = $10 - $4.00 = $6.00
Hypothetical Final Underlying Level	Hypothetical Underlying Return[1]	Hypothetical Payment at Maturity	Hypothetical Total Return on Securities[2]
2,000.00	100.00%	$12.95	29.50%
1,750.00	75.00%	$12.95	29.50%
1,500.00	50.00%	$12.95	29.50%
1,400.00	40.00%	$12.95	29.50%
1,300.00	30.00%	$12.95	29.50%
1,200.00	20.00%	$12.95	29.50%
1,147.50	14.75%	$12.95	29.50%
1,100.00	10.00%	$12.00	20.00%
1,050.00	5.00%	$11.00	10.00%
1,020.00	2.00%	$10.40	4.00%
1,000.00	0.00%	$10.00	0.00%
950.00	-5.00%	$10.00	0.00%
800.00	-20.00%	$10.00	0.00%
750.00	-25.00%	$10.00	0.00%
700.00	-30.00%	$7.00	-30.00%
650.00	-35.00%	$6.50	-35.00%
600.00	-40.00%	$6.00	-40.00%
500.00	-50.00%	$5.00	-50.00%
250.00	-75.00%	$2.50	-75.00%
0.00	-100.00%	$0.00	-100.00%
1 The Underlying Return excludes any cash dividend payments.
2 The “total return” is the number, expressed as a percentage, that results from comparing the payment at maturity per $10 principal amount Security to the purchase price of $10 per Security.

What Are the Tax Consequences of the Securities?
U.S. Federal Income Tax Consequences
Set forth below, together with the discussion of U.S. federal income tax in the accompanying product prospectus supplement, prospectus supplement, and prospectus, is a summary of the material U.S. federal income tax consequences relating to an investment in the Securities.  The following summary supplements, and to the extent inconsistent supersedes, the discussion under the section entitled “Supplemental Discussion of U.S. Federal Income Tax Consequences” in the accompanying product prospectus supplement, the section entitled “Certain Income Tax Consequences” in the accompanying prospectus supplement, and the section entitled “Tax Consequences” in the accompanying prospectus, which you should carefully review prior to investing in the Securities.
In the opinion of our counsel, Morrison & Foerster LLP, it would generally be reasonable to treat the Securities as pre-paid cash-settled derivative contracts in respect of the Underlying for U.S. federal income tax purposes, and the terms of the Securities require a holder and us (in the absence of a change in law or an administrative or judicial ruling to the contrary) to treat the Securities for all tax purposes in accordance with such characterization. If the Securities are so treated, a U.S. holder should generally recognize capital gain or loss upon the sale or maturity of the Securities in an amount equal to the difference between the amount a holder receives at such time and the holder’s tax basis in the Securities. Capital gain recognized by an individual U.S. holder is generally taxed at preferential rates where the property is held for more than one year and is generally taxed at ordinary income rates where the property is held for one year or less. The deductibility of capital losses is subject to limitations.
Alternative tax treatments are also possible and the Internal Revenue Service (the “IRS”) might assert that a treatment other than that described above is more appropriate. In addition, the IRS has released a notice that may affect the taxation of holders of the Securities. According to the notice, the IRS and the U.S. Treasury Department are actively considering whether the holder of an instrument such as the Securities should be required to accrue ordinary income on a current basis. It is not possible to determine what guidance they will ultimately issue, if any. It is possible, however, that under such guidance, holders of the Securities will ultimately be required to accrue income currently and this could be applied on a retroactive basis. The IRS and the U.S. Treasury Department are also considering other relevant issues, including whether additional gain or loss from such instruments should be treated as ordinary or capital and whether the special “constructive ownership rules” of Section 1260 of the Code might be applied to such instruments. Holders are urged to consult their tax advisors concerning the significance, and the potential impact, of the above considerations.
Under Section 871(m) of the Code, a “dividend equivalent” payment is treated as a dividend from sources within the United States. Such payments generally would be subject to a 30% U.S. withholding tax if paid to a non-U.S. holder. Under U.S. Treasury Department regulations, payments (including deemed payments) with respect to equity-linked instruments (“ELIs”) that are “specified ELIs” may be treated as dividend equivalents if such specified ELIs reference an interest in an “underlying security,” which is generally any interest in an entity taxable as a corporation for U.S. federal income tax purposes if a payment with respect to such interest could give rise to a U.S. source dividend. However, the IRS has issued guidance that states that the U.S. Treasury Department and the IRS intend to amend the effective dates of the U.S. Treasury Department regulations to provide that withholding on dividend equivalent payments will not apply to specified ELIs that are not delta-one instruments and that are issued before January 1, 2023. Based on our determination that the Securities are not delta-one instruments, non-U.S. holders should not be subject to withholding on dividend equivalent payments, if any, under the Securities. However, it is possible that the Securities could be treated as deemed reissued for U.S. federal income tax purposes upon the occurrence of certain events affecting the Underlying or the Securities (for example, upon an Underlying rebalancing), and following such occurrence the Securities could be treated as subject to withholding on dividend equivalent payments. Non-U.S. holders that enter, or have entered, into other transactions in respect of the Underlying or the Securities should consult their tax advisors as to the application of the dividend equivalent withholding tax in the context of the Securities and their other transactions. If any payments are treated as dividend equivalents subject to withholding, we (or the applicable withholding agent) would be entitled to withhold taxes without being required to pay any additional amounts with respect to amounts so withheld.
Individual holders that own “specified foreign financial assets” may be required to include certain information with respect to such assets with their U.S. federal income tax return. You are urged to consult your own tax advisor regarding such requirements with respect to the Securities.
The accompanying product prospectus supplement notes that FATCA withholding on payments of gross proceeds from a sale or redemption of the Securities will only apply to payments made after December 31, 2018. That discussion is modified to reflect regulations proposed by the U.S. Treasury Department that eliminate the requirement of FATCA withholding on payments of gross proceeds upon the disposition of financial instruments. The U.S. Treasury Department has indicated that taxpayers may rely on these proposed regulations pending their finalization. Prospective investors are urged to consult with their own tax advisors regarding the possible implications of FATCA on their investment in the Securities.

Please see the discussion under the section entitled “Supplemental Discussion of U.S. Federal Income Tax Consequences” in the accompanying product prospectus supplement for a further discussion of the U.S. federal income tax consequences of an investment in the Securities.
Canadian Federal Income Tax Consequences
For a discussion of the material Canadian federal income tax consequences relating to an investment in the Securities, please see the section entitled “Tax Consequences—Canadian Taxation” in the accompanying prospectus, which you should carefully review prior to investing in the Securities.

Information About the Underlying
We have derived all information contained in this document regarding the Underlying, including, without limitation, its make-up, method of calculation, and changes in its components, from publicly available sources. The information reflects the policies of, and is subject to change by, the index sponsor. The index sponsor, which owns the copyright and all other rights to the Underlying, has no obligation to continue to publish, and may discontinue publication of the Underlying. None of us, UBS or RBCCM accepts any responsibility for the calculation, maintenance or publication of the Underlying or any successor index.
The MSCI Emerging Markets Index
The Underlying is intended to measure equity market performance in the global emerging markets. The Underlying is a free float-adjusted market capitalization index with a base date of December 31, 1987 and an initial value of 100. The Underlying is calculated daily in U.S. dollars and published in real time every 60 seconds during market trading hours. The Underlying currently consists of the following 26 emerging market country indices: Argentina, Brazil, Chile, China, Colombia, Czech Republic, Greece, Egypt, Hungary, India, Indonesia, South Korea, Malaysia, Mexico, Pakistan, Peru, Philippines, Poland, Qatar, Russia, Saudi Arabia, South Africa, Taiwan, Thailand, Turkey and United Arab Emirates.
As of the close on May 31, 2018, MSCI began a multi-step process to include, in the MSCI Emerging Markets Index, large cap China A shares that are not in trading suspension. As part of the first step of the inclusion process, which resulted from the May 2018 quarterly index review, MSCI added such large cap China A shares to the MSCI Emerging Markets Index at 2.5% of their foreign inclusion factor-adjusted market capitalization. In connection with the August 2018 quarterly index review, MSCI implemented the second step of the inclusion process by increasing the foreign inclusion factor-adjusted market capitalization of those existing China A share constituents from 2.5% to 5%. With the implementation of this second step, and the inclusion of additional China A shares in connection with the August 2018 quarterly index review, China A shares were initially expected to represent approximately 0.75% of the MSCI Emerging Markets Index.  In February 2019, MSCI announced a three-step process between May 2019 and November 2019 that would increase the number of Chinese A Shares in the Index. In January 2021, in response to an executive order from the U.S. government which prohibited investments in certain Chinese securities, MSCI removed 10 Chinese securities from the MSCI Emerging markets Index, which accounted for less than 1% of the index weight. As of March 31, 2021, Chinese securities represented 37.9% of the MSCI Emerging Markets Index.
The Underlying is part of the MSCI Regional Equity Indices series and is an MSCI Global Investable Market Index, which is a family within the MSCI International Equity Indices.
Constructing the MSCI Global Investable Market Indices. MSCI undertakes an index construction process, which involves:
◾	defining the equity universe;
◾	determining the market investable equity universe for each market;
◾	determining market capitalization size segments for each market;
◾	applying index continuity rules for the MSCI Standard Index;
◾	creating style segments within each size segment within each market; and
◾	classifying securities under the Global Industry Classification Standard (the “GICS”).
Defining the Equity Universe. The equity universe is defined by:
◾
Identifying Eligible Equity Securities: the equity universe initially looks at securities listed in any of the countries in the MSCI Global Index Series, which will be classified as either Developed Markets (“DM”) or Emerging Markets (“EM”). All listed equity securities, including Real Estate Investment Trusts and certain income trusts in Canada, are eligible for inclusion in the equity universe. Conversely, mutual funds, ETFs, equity derivatives, and most investment trusts, are not eligible for inclusion, are eligible for inclusion in the equity universe. Conversely, mutual funds, ETFs, equity derivatives, and most investment trusts, are not.

◾	Classifying Eligible Securities into the Appropriate Country: each company and its securities (i.e., share classes) are classified in only one country.
Effective with the November 2015 semi-annual index review, companies traded outside of their country of classification (i.e., “foreign listed companies”) will become eligible for inclusion in the MSCI Country Investable Market Indexes along with the applicable MSCI Global Index.  In order for a MSCI Country Investable Market Index to be eligible to include foreign listed companies, it must meet the Foreign Listing Materiality Requirement.  To meet the Foreign Listing Materiality Requirement, the aggregate market capitalization of all securities represented by foreign listings should represent at least (i) 5% of the free float-adjusted market capitalization of the relevant MSCI Country Investable Market Index and (ii) 0.05% of the free-float adjusted market capitalization of the MSCI ACWI Investable Market Index.
Determining the Market Investable Equity Universes. A market investable equity universe for a market is derived by identifying eligible listings for each security in the equity universe, and by applying investability screens to individual companies and securities in the equity universe that are classified in that market. A market is equivalent to a single country, except in DM Europe, where all DM countries in Europe are aggregated into a single market for index construction purposes. Subsequently, individual DM Europe country indices within the MSCI Europe Index are derived from the constituents of the MSCI Europe Index under the global investable market indices methodology.
A security may be listed in the country where it is classified (i.e. local listing) and/or in a different country (i.e. “foreign listing”). Securities may be represented by either a local or foreign listing. A security may be represented by a foreign listing only if:
◾	The security is classified in a country that meets the Foreign Listing Materiality Requirement, and
◾
The security’s foreign listing is traded on an eligible stock exchange of: a DM country if the security is classified in a DM country, a DM or an EM country if the security is classified in an EM country, or a DM or an EM or a FM country if the security is classified in a FM country. Securities in that country may not be represented by a foreign listing in the global investable equity universe if a country does not meet the requirement.

The investability screens used to determine the investable equity universe in each market are as follows:
◾
Equity Universe Minimum Size Requirement: this investability screen is applied at the company level. In order to be included in a market investable equity universe, a company must have the required minimum full market capitalization. The size requirement also applies to companies in all developed and emerging markets.

◾
Equity Universe Minimum Free Float-Adjusted Market Capitalization Requirement: this investability screen is applied at the individual security level. To be eligible for inclusion in a market investable equity universe, a security must have a free float-adjusted market capitalization equal to or higher than 50% of the equity universe minimum size requirement.

◾
DM and EM Minimum Liquidity Requirement: this investability screen is applied at the individual security level. To be eligible for inclusion in a market investable equity universe, a security must have adequate liquidity. The twelve-month and three-month Annual Traded Value Ratio (“ATVR”), a measure that screens out extreme daily trading volumes and takes into account the free float-adjusted market capitalization size of securities, together with the three-month frequency of trading are used to measure liquidity. A minimum liquidity level of 20% of three- and twelve-month ATVR and 90% of three-month frequency of trading over the last four consecutive quarters are required for inclusion of a security in a market investable equity universe of a DM, and a minimum liquidity level of 15% of three- and twelve-month ATVR and 80% of three-month frequency of trading over the last four consecutive quarters are required for inclusion of a security in a market investable equity universe of an EM.

◾
Global Minimum Foreign Inclusion Factor Requirement: this investability screen is applied at the individual security level. To be eligible for inclusion in a market investable equity universe, a security’s Foreign Inclusion Factor (“FIF”) must reach a certain threshold. The FIF of a security is defined as the proportion of shares outstanding that is available for purchase in the public equity markets by international investors. This proportion accounts for the available free float of and/or the foreign ownership limits applicable to a specific security (or company). In general, a security must have an FIF equal to or larger than 0.15 to be eligible for inclusion in a market investable equity universe.

◾
Minimum Length of Trading Requirement: this investability screen is applied at the individual security level. For an initial public offering (“IPO”) to be eligible for inclusion in a market investable equity universe, the new issue must have started trading at least three months before the implementation of a semi-annual index review (as described below). This requirement is applicable to small new issues in all markets. Large IPOs are not subject to the minimum length of trading requirement and may be included in a market investable equity universe and the Standard Index outside of a Quarterly or Semi-Annual Index Review.

◾
Minimum Foreign Room Requirement: this investability screen is applied at the individual security level. For a security that is subject to a foreign ownership limit to be eligible for inclusion in a market investable equity universe, the proportion of shares still available to foreign investors relative to the maximum allowed (referred to as “foreign room”) must be at least 15%.

Defining Market Capitalization Size Segments for Each Market. Once a market investable equity universe is defined, it is segmented into the following size-based indices:
◾	Investable Market Index (Large + Mid + Small);
◾	Standard Index (Large + Mid);
◾	Large Cap Index;
◾	Mid Cap Index; or
◾	Small Cap Index.
Creating the size segment indices in each market involves the following steps:
◾	defining the market coverage target range for each size segment;
◾	determining the global minimum size range for each size segment;
◾	determining the market size-segment cutoffs and associated segment number of companies;
◾	assigning companies to the size segments; and
◾	applying final size-segment investability requirements.
Index Continuity Rules for the Standard Indices. In order to achieve index continuity, as well as to provide some basic level of diversification within a market index, and notwithstanding the effect of other index construction rules described in this section, a minimum number of five constituents will be maintained for a DM Standard Index and a minimum number of three constituents will be maintained for an EM Standard Index.
Creating Style Indices within Each Size Segment. All securities in the investable equity universe are classified into value or growth segments using the MSCI Global Value and Growth methodology. Classifying Securities under the Global Industry Classification Standard. All securities in the global investable equity universe are assigned to the industry that best describes their business activities. To this end, MSCI has designed, in conjunction with S&P Dow Jones Indexes, the GICS. Under the GICS, each company is assigned to one sub−industry according to its principal business activity. Therefore, a company can belong to only one industry grouping at each of the four levels of the GICS.
Calculation Methodology for the Index
The performance of the Index is a free float weighted average of the U.S. dollar values of its component securities. Prices used to calculate the component securities are the official exchange closing prices or prices accepted as such in the relevant market. In the case of a market closure, or if a security does not trade on a specific day or during a specific period, MSCI carries forward the previous day’s price (or latest available closing price). In the event of a market outage resulting in any component security price to be unavailable, MSCI will generally use the last reported price for such component security for the purpose of performance calculation unless MSCI determines that another price is more appropriate based on the circumstances. Closing prices are converted into U.S. dollars, as applicable, using the closing exchange rates calculated by WM/Reuters at 4:00 P.M. London Time.

Index Maintenance
The MSCI global investable market indices are maintained with the objective of reflecting the evolution of the underlying equity markets and segments on a timely basis, while seeking to achieve index continuity, continuous investability of constituents and replicability of the indices, index stability, and low index turnover. In particular, index maintenance involves:
(i)  Semi-Annual Index Reviews (“SAIRs”) in May and November of the Size Segment and Global Value and Growth Indices which include:
◾	updating the indices on the basis of a fully refreshed equity universe;
◾	taking buffer rules into consideration for migration of securities across size and style segments; and
◾	updating FIFs and Number of Shares (“NOS”).
(ii)  Quarterly Index Reviews (“QIRs”) in February and August of the Size Segment Indices aimed at:
◾	including significant new eligible securities (such as IPOs that were not eligible for earlier inclusion) in the Index;
◾	allowing for significant moves of companies within the Size Segment Indices, using wider buffers than in the SAIR; and
◾	reflecting the impact of significant market events on FIFs and updating NOS.
(iii)  Ongoing Event-Related Changes: changes of this type are generally implemented in the indices as they occur. Significantly large IPOs are included in the indices after the close of the company’s tenth day of trading.
None of us, MLPF&S or any of our respective affiliates accepts any responsibility for the calculation, maintenance, or publication of, or for any error, omission, or disruption in, the Index any successor to the Index.
License Agreement
We have entered into a non-exclusive license agreement with MSCI providing for the license to us and certain of our affiliates, in exchange for a fee, of the right to use the Index in connection with securities, including the Securities. The Index is owned and published by MSCI.
The license agreement between MSCI and us provides that the following language must be set forth in this pricing supplement:
THE SECURITIES ARE NOT SPONSORED, ENDORSED, SOLD OR PROMOTED BY MSCI INC. (“MSCI”), ANY AFFILIATE OF MSCI OR ANY OTHER PARTY INVOLVED IN, OR RELATED TO, MAKING OR COMPILING ANY MSCI INDEX.  THE MSCI INDEXES ARE THE EXCLUSIVE PROPERTY OF MSCI.  MSCI AND THE MSCI INDEX NAMES ARE SERVICE MARK(S) OF MSCI OR ITS AFFILIATES AND HAVE BEEN LICENSED FOR USE FOR CERTAIN PURPOSES BY ROYAL BANK OF CANADA AND ITS AFFILIATES.  NEITHER MSCI, ANY OF ITS AFFILIATES NOR ANY OTHER PARTY INVOLVED IN, OR RELATED TO, MAKING OR COMPILING ANY MSCI INDEX MAKES ANY REPRESENTATION OR WARRANTY, EXPRESS OR IMPLIED, TO THE OWNERS OF THE SECURITIES OR ANY MEMBER OF THE PUBLIC REGARDING THE ADVISABILITY OF INVESTING IN FINANCIAL SECURITIES GENERALLY OR IN THE SECURITIES PARTICULARLY OR THE ABILITY OF ANY MSCI INDEX TO TRACK CORRESPONDING STOCK MARKET PERFORMANCE.  MSCI OR ITS AFFILIATES ARE THE LICENSORS OF CERTAIN TRADEMARKS, SERVICE MARKS AND TRADE NAMES AND OF THE MSCI INDEXES WHICH ARE DETERMINED, COMPOSED AND CALCULATED BY MSCI WITHOUT REGARD TO THE SECURITES OR THE ISSUER OR OWNER OF THE SECURITIES.  NEITHER MSCI, ANY OF ITS AFFILIATES NOR ANY OTHER PARTY INVOLVED IN, OR RELATED TO, MAKING OR COMPILING ANY MSCI INDEX HAS ANY OBLIGATION TO TAKE THE NEEDS OF THE ISSUERS OR OWNERS OF THE SECURITIES INTO CONSIDERATION IN DETERMINING, COMPOSING OR CALCULATING THE MSCI INDEXES.  NEITHER MSCI, ITS AFFILIATES NOR ANY OTHER PARTY INVOLVED IN, OR RELATED TO, MAKING OR COMPILING ANY MSCI INDEX IS RESPONSIBLE FOR OR HAS PARTICIPATED IN THE DETERMINATION OF THE TIMING OF, PRICES AT, OR QUANTITIES OF THE SECURITIES TO BE ISSUED OR IN THE DETERMINATION OR CALCULATION OF THE EQUATION BY WHICH THE SECURITIES ARE REDEEMABLE FOR CASH.  NEITHER MSCI, ANY OF ITS AFFILIATES NOR ANY OTHER PARTY INVOLVED IN, OR RELATED TO, THE MAKING OR COMPILING ANY MSCI INDEX HAS ANY OBLIGATION OR LIABILITY TO THE OWNERS OF THE SECURITIES IN CONNECTION WITH THE ADMINISTRATION, MARKETING OR OFFERING OF THE SECURITIES.
ALTHOUGH MSCI SHALL OBTAIN INFORMATION FOR INCLUSION IN OR FOR USE IN THE CALCULATION OF THE MSCI INDEXES FROM SOURCES WHICH MSCI CONSIDERS RELIABLE, NEITHER MSCI, ANY OF ITS AFFILIATES NOR ANY OTHER PARTY INVOLVED IN, OR RELATED TO MAKING OR COMPILING ANY MSCI INDEX WARRANTS OR GUARANTEES THE ORIGINALITY, ACCURACY AND/OR THE COMPLETENESS OF ANY MSCI INDEX OR ANY DATA INCLUDED THEREIN.  NEITHER MSCI, ANY OF ITS AFFILIATES NOR ANY OTHER PARTY INVOLVED IN, OR RELATED TO, MAKING OR COMPILING ANY MSCI INDEX MAKES ANY WARRANTY, EXPRESS OR IMPLIED, AS TO RESULTS TO BE OBTAINED BY LICENSEE, LICENSEE’S CUSTOMERS OR COUNTERPARTIES, ISSUERS OF THE SECURITIES, OWNERS OF THE SECURITIES, OR ANY OTHER PERSON OR ENTITY, FROM THE USE OF ANY MSCI INDEX OR ANY DATA INCLUDED THEREIN IN CONNECTION WITH THE RIGHTS LICENSED HEREUNDER OR FOR ANY OTHER USE. NEITHER MSCI, ANY OF ITS AFFILIATES NOR ANY OTHER PARTY INVOLVED IN, OR RELATED TO, MAKING OR COMPILING ANY MSCI INDEX SHALL HAVE ANY LIABILITY FOR ANY ERRORS, OMISSIONS OR INTERRUPTIONS OF OR IN CONNECTION WITH ANY MSCI INDEX OR ANY DATA INCLUDED THEREIN. FURTHER, NEITHER MSCI, ANY OF ITS AFFILIATES NOR ANY OTHER PARTY INVOLVED IN, OR RELATED TO, MAKING OR COMPILING ANY MSCI INDEX MAKES ANY EXPRESS OR IMPLIED WARRANTIES OF ANY KIND, AND MSCI, ANY OF ITS AFFILIATES AND ANY OTHER PARTY INVOLVED IN, OR RELATED TO MAKING OR COMPILING ANY MSCI INDEX HEREBY EXPRESSLY DISCLAIM ALL WARRANTIES OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE, WITH RESPECT TO ANY MSCI INDEX AND ANY DATA INCLUDED THEREIN. WITHOUT LIMITING ANY OF THE FOREGOING, IN NO EVENT SHALL MSCI, ANY OF ITS AFFILIATES OR ANY OTHER PARTY INVOLVED IN, OR RELATED TO, MAKING OR COMPILING ANY MSCI INDEX HAVE ANY LIABILITY FOR ANY DIRECT, INDIRECT, SPECIAL, PUNITIVE, CONSEQUENTIAL OR ANY OTHER DAMAGES (INCLUDING LOST PROFITS) EVEN IF NOTIFIED OF THE POSSIBILITY OF SUCH DAMAGES.
No purchaser, seller or holder of the Securities, or any other person or entity, should use or refer to any MSCI trade name, trade mark or service mark rights to sponsor, endorse, market or promote the Securities without first contacting MSCI to determine whether MSCI’s permission is required. Under no circumstances may any person or entity claim affiliation with MSCI without the prior written permission of MSCI.

Historical Information
The graph below illustrates the performance of the Underlying from April 28, 2011 to April 28, 2021, reflecting its Initial Underlying Level of 1,364.96. The solid line represents its Downside Threshold of 1,023.72, which is equal to 75% of the Initial Underlying Level.
■ Downside Threshold = 75% of the Initial Underlying Level
HISTORIC PERFORMANCE IS NOT AN INDICATION OF FUTURE PERFORMANCE.
Source: Bloomberg L.P.  We have not independently verified the accuracy or completeness of the information obtained from Bloomberg Financial Markets.

Supplemental Plan of Distribution (Conflicts of Interest)
We have agreed to indemnify UBS and RBCCM against liabilities under the Securities Act of 1933, as amended, or to contribute payments that UBS and RBCCM may be required to make relating to these liabilities as described in the prospectus supplement and the prospectus. We have agreed that UBS may sell all or a part of the Securities that it will purchase from us to investors at the price to the public or to its affiliates at the price indicated on the cover page of this pricing supplement.
UBS may allow a concession not in excess of the underwriting discount set forth on the cover of this pricing supplement to its affiliates for distribution of the Securities. Subject to regulatory constraints and market conditions, RBCCM intends to offer to purchase the Securities in the secondary market, but it is not required to do so.
We or our affiliates may enter into swap agreements or related hedge transactions with one of our other affiliates or unaffiliated counterparties in connection with the sale of the Securities and RBCCM and/or an affiliate may earn additional income as a result of payments pursuant to the swap or related hedge transactions. See “Use of Proceeds and Hedging” in the accompanying product prospectus supplement UBS-IND-1.
The value of the Securities shown on your account statement may be based on RBCCM’s estimate of the value of the Securities if RBCCM or another of our affiliates were to make a market in the Securities (which it is not obligated to do). That estimate will be based upon the price that RBCCM may pay for the Securities in light of then prevailing market conditions, our creditworthiness and transaction costs. For a period of approximately 10 months after the issue date, the value of the Securities that may be shown on your account statement may be higher than RBCCM’s estimated value of the Securities at that time. This is because the estimated value of the Securities will not include the underwriting discount and our hedging costs and profits; however, the value of the Securities shown on your account statement during that period may be a higher amount, reflecting the addition of the underwriting discount and our estimated costs and profits from hedging the Securities. Any such excess is expected to decrease over time until the end of this period. After this period, if RBCCM repurchases your Securities, it expects to do so at prices that reflect their estimated value. This period may be reduced at RBCCM’s discretion based on a variety of factors, including but not limited to, the amount of the Securities that we repurchase and our negotiated arrangements from time to time with UBS.
For additional information as to the relationship between us and RBCCM, please see the section “Plan of Distribution—Conflicts of Interest” in the prospectus dated September 7, 2018.
Each of RBCCM, UBS and any other broker-dealer offering the Securities have not offered, sold or otherwise made available and will not offer, sell or otherwise make available any of the Securities to, any retail investor in the European Economic Area (“EEA”) or in the United Kingdom. For these purposes, the expression “offer” includes the communication in any form and by any means of sufficient information on the terms of the offer and the Securities to be offered so as to enable an investor to decide to purchase or subscribe the Securities, and a “retail investor” means a person who is one (or more) of: (a) a retail client, as defined in point (11) of Article 4(1) of Directive 2014/65/EU (as amended, “MiFID II”); or (b) a customer, within the meaning of Directive (EU) 2016/97, as amended, where that customer would not qualify as a professional client as defined in point (10) of Article 4(1) of MiFID II; or (c) not a qualified investor as defined in Regulation (EU) 2017/1129 (the “Prospectus Regulation”). Consequently, no key information document required by Regulation (EU) No 1286/2014 (as amended, the “PRIIPs Regulation”) for offering or selling the Securities or otherwise making them available to retail investors in the EEA or the United Kingdom has been prepared, and therefore, offering or selling the Securities or otherwise making them available to any retail investor in the EEA or the United Kingdom may be unlawful under the PRIIPs Regulation.
Structuring the Securities
The Securities are our debt securities, the return on which is linked to the performance of the Underlying. As is the case for all of our debt securities, including our structured notes, the economic terms of the Securities reflect our actual or perceived creditworthiness at the time of pricing. In addition, because structured notes result in increased operational, funding and liability management costs to us, we typically borrow the funds under these Securities at a rate that is more favorable to us than the rate that we might pay for a conventional fixed or floating rate debt security of comparable maturity. Using this relatively lower implied borrowing rate rather than a secondary market rate is a factor that resulted in a higher initial estimated value of the Securities at the time their terms were set than if a secondary market rate was used. Unlike the estimated value included on the cover page of this pricing supplement, any value of the Securities determined for purposes of a secondary market transaction may be based on a different borrowing rate, which may result in a lower value for the Securities than if our initial internal borrowing rate were used.
In order to satisfy our payment obligations under the Securities, we may choose to enter into certain hedging arrangements (which may include call options, put options or other derivatives) on the issue date with RBCCM or one of our other subsidiaries. The terms of these hedging arrangements take into account a number of factors, including our creditworthiness, interest rate movements, the volatility of the Underlying, and the tenor of the Securities. The economic terms of the Securities and their initial estimated value depend in part on the terms of these hedging arrangements.
The lower implied borrowing rate is a factor that reduced the economic terms of the Securities to you. The initial offering price of the Securities also reflects the underwriting discount and our estimated hedging costs. These factors resulted in the initial estimated value for the Securities on the Trade Date being less than their public offering price. See “Key Risks — The Initial Estimated Value of the Securities Is Less than the Price to the Public” above.
Terms Incorporated in Master Note
The terms appearing above under the caption “Final Terms of the Securities” and the provisions in the accompanying product prospectus supplement UBS-IND-1 dated September 7, 2018 under the caption “General Terms of the Securities,” are incorporated into the master note issued to DTC, the registered holder of the Securities.
Validity of the Securities
In the opinion of Norton Rose Fulbright Canada LLP, the issue and sale of the Securities has been duly authorized by all necessary corporate action of the Bank in conformity with the Indenture, and when the Securities have been duly executed, authenticated and issued in accordance with the Indenture and delivered against payment therefor, the Securities will be validly issued and, to the extent validity of the Securities is a matter governed by the laws of the Province of Ontario or Québec, or the laws of Canada applicable therein, and will be valid obligations of the Bank, subject to equitable remedies which may only be granted at the discretion of a court of competent authority, subject to applicable bankruptcy, to rights to indemnity and contribution under the Securities or the Indenture which may be limited by applicable law; to insolvency and other laws of general application affecting creditors’ rights, to limitations under applicable limitations statutes, and to limitations as to the currency in which judgments in Canada may be rendered, as prescribed by the Currency Act (Canada).  This opinion is given as of the date hereof and is limited to the laws of the Provinces of Ontario and Québec and the federal laws of Canada applicable thereto.  In addition, this opinion is subject to customary assumptions about the Trustee’s authorization, execution and delivery of the Indenture and the genuineness of signatures and certain factual matters, all as stated in the letter of such counsel dated September 7, 2018, which has been filed as Exhibit 5.1 to Royal Bank’s Form 6-K filed with the SEC dated September 7, 2018.
In the opinion of Morrison & Foerster LLP, when the Securities have been duly completed in accordance with the Indenture and issued and sold as contemplated by the prospectus supplement and the prospectus, the Securities will be valid, binding and enforceable obligations of Royal Bank, entitled to the benefits of the Indenture, subject to applicable bankruptcy, insolvency and similar laws affecting creditors’ rights generally, concepts of reasonableness and equitable principles of general applicability (including, without limitation, concepts of good faith, fair dealing and the lack of bad faith).  This opinion is given as of the date hereof and is limited to the laws of the State of New York.  This opinion is subject to customary assumptions about the Trustee’s authorization, execution and delivery of the Indenture and the genuineness of signatures and to such counsel’s reliance on the Bank and other sources as to certain factual matters, all as stated in the legal opinion dated September 7, 2018, which has been filed as Exhibit 5.2 to the Bank’s Form 6-K dated September 7, 2018.